                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            TCF FINANCIAL CORPORATION


                       As amended through April 15, 1988.

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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            TCF FINANCIAL CORPORATION
                          (INCORPORATED APRIL 28, 1987)

                             PURSUANT TO SECTION 245
                         OF THE GENERAL CORPORATION LAW
                                   OF DELAWARE


ARTICLE 1.  CORPORATE TITLE

     The name of the Corporation is TCF Financial Corporation.


ARTICLE 2.  ADDRESS

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


ARTICLE 3.  PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


ARTICLE 4.  CAPITAL STOCK

     A. AUTHORIZED SHARES

     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is one hundred million (100,000,000) shares, $.01 par value, divided into two classes of which seventy million (70,000,000) shares shall be Common Stock (hereinafter the "Common Stock") and thirty million (30,000,000) shares shall be Preferred Stock (hereinafter the "Preferred Stock"). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without a separate vote of the holders of Preferred Stock as a class.

     B.  COMMON STOCK

     Subject to the rights of the holders of shares of any series of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock or any series thereof herein or in a resolution of the Board of Directors establishing such series or by law:

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          (1)  the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of the Corporation's capital stock.

          (2) Each share of Common stock shall be entitled to one vote for the election of directors and on all other matters requiring stockholder action.

     C.  PREFERRED STOCK

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

          (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, without limitation, more than one vote, less than one vote or one vote per share and the ability to vote separately as a class or together with all or some of the other classes or series of capital stock on all or certain of the matters to be voted on by the stockholders of the Corporation), or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, including, but not limited to, the following:

               (a) the designation and number of shares constituting such series;

               (b) the dividend rate or rates of such series, if any, or the manner of determining such rate or rates, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock and whether such dividends shall be cumulative or non-cumulative, and, if cumulative, from which date or dates;

               (c) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

               (e) whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the time, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                                       -2-
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               (f)  the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise, and if so entitled, the number of votes to which such holder is entitled, with respect to the election of directors or otherwise;

               (g) the restrictions, if any, on the issue or reissue of any additional series of Preferred Stock; and

               (h) the rights, if any, of the holders of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up.

          (2) Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of that series, and in case the number of shares of any series shall be so decreased the shares constituting the decrease shall resume that status which they had prior to the adoption of the resolution originally fixing the number of shares.


ARTICLE 5.  ACQUISITION OF STOCK

     A.  RESTRICTIONS ON OFFERS AND ACQUISITIONS

     Prior to June 24, 1991, no person other than the Corporation (or a direct or indirect subsidiary thereof) shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than ten percent (10%) of the issued and outstanding shares of any class of equity security of the Corporation or (ii) any securities convertible into, or exchangeable or exercisable for, any equity securities of the Corporation if, together with all equity securities issued upon such conversion, exchange and exercise, such person would be the beneficial owner of more than ten percent (10%) of any class of equity security of the Corporation. No person shall acquire any rights as a stockholder as to shares purportedly acquired by any such person in excess of the number of shares permitted by this Article 5 and, as to such shares, shall not be entitled to be registered on the books of the Corporation as a stockholder to receive dividends, to vote on any matter or take other stockholder action or be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action or to be entitled to any other rights conferred upon stockholders of a Delaware corporation. This Article shall become effective upon TCF Banking and Savings, F.A. becoming an eighty percent (80%) or more owned subsidiary of the Corporation and shall cease to be effective in the event that TCF Banking and Savings, F.A. (or any successor) ceases to be an eighty percent (80%) or more owned direct or indirect subsidiary of the Corporation (or any successor).

      B. EXCLUSION FOR UNDERWRITERS, EMPLOYEE PLANS, DIRECTORS, OFFICERS, EMPLOYEES AND CERTAIN PROXIES

     The restriction contained in this Article 5 shall not apply to (i) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation; PROVIDED, HOWEVER, that, upon completion of the sale or resale of such securities,

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no such underwriter or member (or any group thereof) is in violation of this
Article 5, (ii) any employee benefit plan or plans of the Corporation (or a direct or indirect subsidiary thereof) organized, appointed or established by the Corporation (or a direct or indirect subsidiary thereof), or (iii) any proxy granted to a Continuing Director or to Continuing Directors by a stockholder of the Corporation. In addition, the Continuing Directors, directors, officers, and employees of the Corporation (or any direct or indirect subsidiary thereof) and any employee benefit plan or plans of the Corporation (or a direct or indirect subsidiary thereof) and any entity holding equity securities of the Corporation organized, appointed or established by the Corporation (or a direct or indirect subsidiary thereof) shall not be deemed to be a group with respect to their individual acquisitions of any equity security of the Corporation described in Paragraph A above solely by virtue of their being such Continuing Directors, directors, officers, or employees or solely by virtue of such Continuing Directors, directors, officers, employees or entities being fiduciaries of any employee benefit plan or plans of the Corporation (or any direct or indirect subsidiary thereof). Notwithstanding the foregoing, no such Continuing Director, director, officer, employee, or entity (or any group thereof) shall be exempt from this Article 5 should any such person (or group thereof) be in violation of this Article 5.

     C.  EXCEPTION IN CASES OF ADVANCE APPROVAL

     This Article 5 shall not apply to any offer or acquisition referred to in paragraph A above if such offer or acquisition was approved, in advance of such offer or acquisition, by a majority of the Continuing Directors.

     D. ENFORCEMENT

     A majority of the Continuing Directors shall have the power to take all necessary or appropriate action, which shall be conclusive and binding, with respect to this Article 5, including, without limitation, (i) the adoption of Bylaws or resolutions, or the initiation of legal proceedings, to enforce this
Article 5, (ii) determining the amount of securities beneficially owned by any person, (iii) determining whether a person is an Affiliate or Associate of another person, (iv) applying or interpreting any definition or operative provision of this Article 5, and (v) requesting any person reasonably believed to be in violation of this Article 5 to supply information for the purposes of determining the application of this Article 5.

     E.  CERTAIN DEFINITIONS

     For the purposes of this Article 5:

          (a) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, exercise, conversion, operation of law or otherwise.

          (b) The term "beneficial owner" shall have the meaning assigned to it in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934 (as in effect on January 1, 1987).

          (c) The term "beneficially owned" or "beneficial ownership" with reference to any security shall mean any security as to which a person is the beneficial owner.

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          (d)  The term "Continuing Director" has the meaning assigned to it in
Article 8.

          (e) The term "offer" includes every offer to buy or acquire otherwise, solicitation of an offer to sell, tender offer for or request or invitation for tenders of, a security or interest in a security for value.

          (f)  The term "person" shall have the meaning assigned to it in
Article 8 and shall include an Affiliate and Associate (as those terms are defined in Article 8) of such person.


ARTICLE 6.  INCORPORATOR

     The name and mailing address of the Incorporator is as follows:

                                 Gloria M. Barry
                             1025 Vermont Ave., N.W.
                             Washington, D.C.  20005


ARTICLE 7.  BOARD OF DIRECTORS

     A.  NUMBER OF DIRECTORS

     The business and affairs of the Corporation shall be managed by or under the direction of a board of directors (the "Board of Directors"). The authorized number of directors shall consist of not fewer than seven nor more than fifteen directors. Within such limits, the exact number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Continuing Directors (as defined hereinafter in Article 8).

       B. ELECTION OF DIRECTORS

     Except as otherwise designated pursuant to the provisions of Article 4 relating to the rights of the holders of any class or series of Preferred Stock, the directors of the Corporation shall be divided into three classes, as nearly equal in number as possible: the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors first elected to the first class shall serve for a term ending upon the election of directors at the annual meeting next following the end of the calendar year 1987, the directors first elected to the second class shall serve for a term ending upon the election of directors at the second annual meeting next following the end of the calendar year 1987, and the directors first elected to the third class shall serve for a term ending upon the election of directors at the third annual meeting next following the end of the calendar year 1987.

     At each annual election, the successors to the class of directors whose term expires at that time shall be elected by the stockholders to hold office for a term of three years (or until their successors are elected and qualified) to succeed those directors whose term expires, so that the term of one class of directors shall expire each year, unless, by reason of any intervening

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changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes of directors.

     Notwithstanding the requirement that the three classes of directors shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior resignation, disqualification, or removal from office.

     C.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Except as otherwise designated pursuant to the provisions of Article 4 relating to the rights of the holders of any class or series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the Continuing Directors (as defined hereinafter in Article 8), or if there be no Continuing Directors, by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the Continuing Directors, the directors, or the sole remaining director so to act, by the stockholders at the next election of directors; PROVIDED THAT, if the holders of any class or classes of stock or series thereof of the Corporation, voting separately, are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office, although less than a quorum of the Board of Directors, to serve until the next election of the class for which such director shall have been chosen. If the number of directors is changed, any increase or decrease shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible. If, consistent with the preceding requirement, the increase or decrease may be allocated to more than one class, the increase or decrease may be allocated to any such class the Board of Directors selects in its discretion. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

       D. REMOVAL

     A director may be removed only for cause, as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders (and not by written consent), the notice of which meeting expressly states such purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal.

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ARTICLE 8.  CERTAIN BUSINESS COMBINATIONS

     A.  HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

     In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or the provisions of this Certificate of Incorporation, and except as otherwise expressly provided in Paragraph B of this Article 8, a Business Combination (as hereinafter defined) with, or upon a proposal by, a Related Person (as hereinafter defined) shall be approved only upon the affirmative vote of the holders of at least eighty percent (80%) of the Voting Stock (as hereinafter defined) of the Corporation voting together as a single class, excluding all shares of Voting Stock beneficially owned or controlled by a Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law or regulation, or that a lesser percentage may be specified, by law or regulation.

     B. WHEN HIGHER VOTE IS NOT REQUIRED

     The provisions of Paragraph A of this Article 8 shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as is required by law, regulation or any other provision of this Certificate of Incorporation, if all of the conditions specified in any one of the following Subparagraphs (1), (2), or (3) are met:

          (1) Approval by directors. The Business Combination has been approved by a vote of a majority of the Continuing Directors (as hereinafter defined); or

          (2) Combination with subsidiary. The Business Combination is solely between the Corporation and a direct or indirect subsidiary of the Corporation and such Business Combination does not have the direct or indirect effect set forth in Paragraph C(2)(e) of this Article 8; or

          (3) Price and procedural conditions. The proposed Business Combination will be consummated within three years after the date the Related Person became a Related Person (the "Determination Date") and all of the following conditions have been met:

               (a) The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of Common Stock in such Business Combination by holders thereof shall be at least equal to the highest of the following:
(i) the highest per share price (with appropriate adjustments for recapitalizations, reclassifications (including stock splits and reverse stock splits), and stock dividends), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Related Person for any shares of Common Stock acquired by it, including those shares acquired by the Related Person before the Determination Date, or (ii) the fair market value of the common stock of the Corporation (as determined by the Continuing Directors) on the date the Business Combination is first proposed (the "Announcement Date").

               (b) The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of any class or series of Preferred Stock in such Business Combination by holders thereof shall be at least equal to the higher of the following: (i) the highest per share price (with appropriate adjustments for recapitalizations, reclassifications (including stock splits and reverse stock splits), and stock dividends), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Related Person for any shares of such class or series of Preferred Stock acquired by it, including those shares acquired by the Related Person before the Determination Date; (ii) the fair market value of such class or series of Preferred Stock of the Corporation (as determined by a majority of the Continuing Directors) on the Announcement Date; and (iii) the highest preferential amount per share of such class or series of Preferred Stock to which the holders thereof would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event).

               (c) The consideration to be received by holders of a particular class or series of outstanding Common or Preferred Stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class of series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

               (d) No Extraordinary Event (as hereinafter defined) occurs after the Related Person has become a Related Person and prior to the consummation of the Business Combination.

               (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions, although such proxy or information statement need be filed with the Securities and Exchange Commission only if a filing is required by such Act or subsequent provisions) and shall contain at the front thereof in a prominent place the recommendations, if any, of a majority of the Continuing Directors as to the advisability or inadvisability of the Business Combination and of any investment banking firm selected by a majority of the Continuing Directors as to the fairness of the Business Combination from the point of view of the stockholders of the Corporation other than the Related Person.

     C.  CERTAIN DEFINITIONS

     For purposes of this Article 8, and such other Articles of this Certificate of Incorporation that specifically incorporate by reference the definitions contained in this Article 8:

          (1) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934 is in effect on January 1, 1987.

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          (2)  "Business Combination" shall mean any of the following transactions, when entered into by the Corporation or a direct or indirect subsidiary of the Corporation with, or upon a proposal by, a Related Person:

               (a) the acquisition, merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation; or

               (b) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any direct or indirect subsidiary of the Corporation having an aggregate fair market value of $10,000,000 or more; or

               (c) the issuance or transfer by the Corporation or any direct or indirect subsidiary of the Corporation (in one or a series of transactions) of securities of this Corporation or that subsidiary having an aggregate fair market value of $10,000,000 or more; or

               (d) the adoption of a plan or proposal for the liquidation or dissolution of the Corporation or any direct or indirect subsidiary of the Corporation; or

               (e) any reclassification of securities (including a stock split or reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of, a Related Person in any class or series of capital stock of the Corporation or any direct or indirect subsidiary of the Corporation; or

               (f) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing or any amendment or repeal of this Article 8.

          (3) "Continuing Director" shall mean (a) if a Related Person exists, any member of the Board of Directors of the Corporation who is not a Related Person or an Affiliate or Associate of a Related Person and who was a member of the Board of Directors immediately prior to the time that a Related Person became a Related Person, and any successor to a Continuing Director who is not a Related Person or an Affiliate or Associate of a Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors; and (b) if a Related Person does not exist, any member of the Board of Directors.

          (4) "Extraordinary Event" shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of the Continuing Directors:

               (a) any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding Preferred Stock; or

               (b) any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); or

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

               (c) any failure to increase the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including a stock split or reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock; or

               (d) the receipt by the Related Person, after the Determination Date, of a direct or indirect benefit (except proportionately as a stockholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any direct or indirect subsidiary of the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise.

          (5) The term "person" shall mean any individual, corporation, partnership, bank, association, joint stock company, trust, syndicate, unincorporated organization or similar company, or a group of "persons" acting or agreeing to act together for the purpose of acquiring, holding, voting or disposing of securities of the Corporation, including any group of "persons" seeking to combine or pool their voting or other interests in the equity securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement whether written or otherwise.

          (6) "Related Person" shall mean any person (other than the Corporation, a direct or indirect subsidiary of the Corporation, or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a direct or indirect subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on January 1, 1987) of more than ten percent (10%) of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such person.

          (7) "Voting Stock" shall mean all outstanding shares of the Common or Preferred Stock of the Corporation entitled to vote generally in the election of directors.

          (8) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash" as used in Paragraphs B(3)(a) and B(3)(b) of this Article 8 shall include the shares of Common Stock and/or the shares of any other class of Preferred Stock retained by the holders of such shares.

          (9) A majority of the Continuing Directors shall have the power to make all determinations with respect to this Article 8, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such Continuing Directors shall be conclusive and binding.

     D.  NO EFFECT ON FIDUCIARY OBLIGATIONS OF RELATED PERSONS

     Nothing contained in this Article 8 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

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ARTICLE 9.  ACTION BY WRITTEN CONSENT

     Except for the removal of a director pursuant to Article 7 hereof, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders of the Corporation entitled to vote thereon.


ARTICLE 10.  SPECIAL MEETINGS

     Special meetings of the stockholders may only be called by a majority of the Continuing Directors (as defined in Article 8).


ARTICLE 11.  BYLAWS

     Bylaws may be adopted, amended or repealed by (i) the affirmative vote of the holders of at least eighty percent (80%) of the total votes eligible to be cast at a stockholders' meeting duly called and held or (ii) a resolution adopted by the Board of Directors, including a majority of the Continuing Directors (as defined in Article 8).


ARTICLE 12.  LIMITATION OF DIRECTORS' LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware ("Delaware Corporation Law"), or (iv) for any transaction from which the director derives any improper personal benefit. If the Delaware Corporation Law is amended after the formation of this Corporation to permit the further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article 12 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.


ARTICLE 13.  INDEMNIFICATION

     A. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a subsidiary thereof or is or was serving at the request of the Corporation, as a director, officer, partner, member or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, member or trustee or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereinafter be amended (but, in the case of any such amendment to the Delaware Corporation Law, the right to indemnification shall be retroactive only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law prior to such amendment permitted the Corporation to provide), against all expense, liability, and loss (including, without limitation, attorneys' fees and related disbursements, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement thereof) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Paragraph B hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph A shall be a contract right and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph A or otherwise. Such right to indemnification and the payment of expenses incurred in defending a proceeding in advance of the final disposition may be conferred upon any person who is or was an employee or agent of the Corporation or a subsidiary thereof or is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, if, and to the extent, authorized by the Bylaws or the Board of Directors, and shall inure to the benefit or his or her heirs, executors and administrators.

     B. If a claim under Paragraph A of this Article 13 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereinafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including, without limitation, its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including without limitation, its Board of Directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article 13 shall not be exclusive of any other right to which any person may have or hereinafter acquire under any statute, provision of this Certificate of Incorporation or by the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

     D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

     E. Any repeal or modification of the foregoing provisions of this
Article 13 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     F. If this Article 13 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to any expense (including attorneys' fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article 13 that shall not have been invalidated and to the full extent permitted by applicable law.



ARTICLE 14.  AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by law. Notwithstanding the foregoing and in addition to any separate requirements contained in this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the total votes eligible to be cast at a legal meeting shall be required to amend, repeal or adopt any provisions inconsistent with, Articles 5, 7, 8, 9, 10, 11, 12, 13, and this Article 14.

     THE UNDERSIGNED, being the Chief Executive Officer and Chairman of the Board of the Corporation, does hereby certify that this Restated Certificate of Incorporation restates, integrates and further amends the Corporation's Certificate of Incorporation and has been duly adopted in accordance with sections 242 and 245 of the Delaware Corporation Law, and does hereby make and file this Restated Certificate of Incorporation.

Dated:  July 28, 1987.



                                   /s/ William A. Cooper
                                   -------------------------------
                                   William A. Cooper
                                   Chief Executive Officer;
                                   Chairman of the Board and Director


Attest: /s/ Neil I. Whitehouse
        -----------------------
        Neil I. Whitehouse
        Secretary

Amendment Dated April 19, 1995                    SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED 09:00 AM 12/11/1995
                                                  950288105 - 2124645

- --------------------------------------------------------------------------------

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

- --------------------------------------------------------------------------------

     TCF Financial Corporation a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST : That at a meeting of the Board of Directors of TCF Financial Corporation resolutions were adopted setting forth proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation if this corporation be amended by changing the Article thereof numbered "7" (Section A) so that, as amended, said Article shall be read as follows:

     A. Number of Directors

     The Business and affairs of the Corporation shall be managed by or under the direction of a board of directors (the "Board of Directors"). The authorized number of directors shall consist of not fewer than seven nor more than 25 directors. Within such limits, the exact number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Continuing Directors (as defined hereinafter in Article 8).

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and help upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said TCF Financial Corporation has caused this certificate to be signed by Gregory J. Pulles, as authorized Officer this 4th day of December, 1995.



                         BY: /s/ Gregory Pulles
                             ---------------------------------------------------

                         TITLE OF OFFICER:  Vice Chairman, Secretary,
                                            General Counsel